SHARE EXCHANGE AGREEMENT


     THIS SHARE EXCHANGE AGREEMENT is made this 14th day of July 1999, by and between Copper Capital Corp., a Colorado corporation ("Copper"), MPEG Super Site, Inc., a Nevada corporation ("MPEG"), Kunimitsu Misawa, Joseph S. Muto, Kristen Welles-Lanham, Thomas McGrew, Bruce M. Tomiyama, and Frederic M. Meyer ("Shareholders").

     WHEREAS, Copper desires to acquire all of the issued and outstanding shares of common stock of MPEG in exchange for an aggregate of 7,000,000 authorized but unissued restricted shares of the common stock, no par value, of Copper (the "Common Stock") the "Exchange Offer"); and

     WHEREAS, MPEG desires to assist Copper in a business combination which will result in the shareholders of MPEG owning approximately 66-2/3% of the then issued and outstanding shares of Copper's Common Stock, and Copper holding 100% of the issued and outstanding shares of MPEG's common stock; and

     WHEREAS, the share exchange contemplated hereby will result in the MPEG shareholders tendering all of the outstanding common stock of MPEG to Copper in exchange solely for the Common Stock and no other consideration, which the parties hereto intend to treat as a reorganization under I.R.C. Section 368(a)(1)(B).

     NOW, THEREFORE, in consideration of the mutual promises, covenants, and representations contained herein, THE PARTIES HERETO AGREE AS FOLLOWS:

                                 ARTICLE 1

                           EXCHANGE OF SECURITIES

     1.1 Issuance of Shares. Subject to all of the terms and conditions of this Agreement, Copper agrees to offer one share of Common Stock for each share of MPEG common stock issued and outstanding, or a total of 7,000,000 shares of Copper's Common Stock. The Common Stock will be issued directly to the shareholders of MPEG on the Closing, in the amounts set forth on Schedule 1, which is attached hereto and incorporated herein by reference.

     1.2 Exemption from Registration. The parties hereto intend that the Common Stock to be issued by Copper to MPEG shareholders shall be exempt from the registration requirements of the Securities Act of 1933, as amended (the "Act"), pursuant to Section 4(2) of the Act and the rules and regulations promulgated thereunder.

                                 ARTICLE 2

                   REPRESENTATIONS AND WARRANTIES OF MPEG

     Except as disclosed in Schedule 2 which is attached hereto and incorporated herein by reference, MPEG hereby represents and warrants to Copper that:

     2.1 Organization. MPEG is a corporation duly organized, validly existing, and in good standing under the laws of Nevada, has all necessary corporate powers to own its properties and to carry on its business as now owned and operated by it, and is duly qualified to do business and is in good standing in each of the jurisdictions where its business requires qualification.

     2.2 Capital. The authorized capital stock of MPEG consists of 50,000,000 shares of Common Stock, of which 7,000,000 are currently issued and outstanding, and 10,000,000 shares of Preferred Stock, of which none are issued and outstanding. All of the issued and outstanding shares of MPEG are duly authorized, validly issued, fully paid, and nonassessable. There are no outstanding subscriptions, options, rights, warrants, debentures, instruments, convertible securities, or other agreements or commitments obligating MPEG to issue or to transfer from treasury any additional shares of its capital stock of any class.

     2.3 Subsidiaries. MPEG does not have any subsidiaries or own any interest in any other enterprise (whether or not such enterprise is a corporation).

     2.4 Directors and Officers. Schedule 2 contains the names and titles of all directors and officers of MPEG as of the date of this Agreement.

     2.5 Financial Statements. MPEG has delivered to Copper its audited balance sheet as of June 30, 1999, and operating statement covering the period from inception through June 30, 1999 (the "Financial Statements"). The Financial Statements are complete and correct in all material respects and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated. The Financial Statements accurately set out and describe the financial condition of MPEG as of June 30, 1999.

     2.6 Absence of Changes. Since June 30, 1999, except for changes in the ordinary course of business which have not in the aggregate been materially adverse, to the best of MPEG's knowledge, MPEG has conducted its business only in the ordinary course and has not experienced or suffered any material adverse change in the condition (financial or otherwise), results of operations, properties, business or prospects of MPEG or waived or surrendered any claim or right of material value.

     2.7 Absence of Undisclosed Liabilities. Neither MPEG nor any of its properties or assets are subject to any material liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise and whether due or to become due, that are not reflected in the financial statements presented to Copper or have otherwise been disclosed to Copper.

     2.8 Tax Returns. Within the times and in the manner prescribed by law, MPEG has filed all federal, state and local tax returns required by law, or has filed extensions which have not yet expired, and has paid all taxes, assessments and penalties due and payable.

     2.9 Investigation of Financial Condition. Without in any manner reducing or otherwise mitigating the representations contained herein, Copper and/or its attorneys shall have the opportunity to meet with accountants and attorneys to discuss the financial condition of MPEG. MPEG shall make available to Copper and/or its attorneys all books and records of MPEG.

     2.10 Trade Names and Rights. MPEG does not use any trademark, service mark, trade name, or copyright in its business, or own any trademarks, trademark registrations or applications, trade names, service marks, copyrights, copyright registrations or applications.

     2.11 Compliance with Laws. MPEG has complied with, and is not in violation of, applicable federal, state or local statutes, laws and regulations (including, without limitation, any applicable building, zoning or other law, ordinance or regulation) affecting its properties or the operation of its business, except for matters which would not have a material affect on MPEG or its properties.

     2.12 Litigation. MPEG is not a party to any suit, action, arbitration or legal, administrative or other proceeding, or governmental investigation pending or, to the best knowledge of MPEG, threatened against or affecting MPEG or its business, assets or financial condition, except for matters which would not have a material affect on MPEG or its properties. MPEG is not in default with respect to any order, writ, injunction or decree of any federal, state, local or foreign court, department, agency or instrumentality applicable to it. MPEG is not engaged in any lawsuit to recover any material amount of monies due to it.

     2.13 Authority. MPEG has full corporate power and authority to enter into this Agreement. The board of directors of MPEG has taken all action required to authorize the execution and delivery of this Agreement by or on behalf of MPEG and the performance of the obligations of MPEG under this Agreement. No other corporate proceedings on the part of MPEG are necessary to authorize the execution and delivery of this Agreement by MPEG in the performance of its obligations under this Agreement. This Agreement is, when executed and delivered by MPEG, and will be a valid and binding agreement of MPEG, enforceable against MPEG in accordance with its terms, except as such enforceability may be limited by general principles of equity, bankruptcy, insolvency, moratorium and similar laws relating to creditors' rights generally.

     2.14 Ability to Carry Out Obligations. Neither the execution and delivery of this Agreement, the performance by MPEG of its obligations under this Agreement, nor the consummation of the transactions contemplated under this Agreement will to the best of MPEG's knowledge: (a) materially violate any provision of MPEG's articles of incorporation or bylaws; (b) with or without the giving of notice or the passage of time, or both, violate, or be in conflict with, or constitute a material default under, or cause or permit the termination or the acceleration of the maturity of, any debt, contract, agreement or obligation of MPEG, or require the payment of any prepayment or other penalties; (c) require notice to, or the consent of, any party to any agreement or commitment, lease or license, to which MPEG is bound; (d) result in the creation or imposition of any security interest, lien, or other encumbrance upon any material property or assets of MPEG; or (e) violate any statute or law or any judgment, decree, order, regulation or rule of any court or governmental authority to which MPEG is bound or subject.

     2.15 Full Disclosure. None of the representations and warranties made by MPEG herein, or in any schedule, exhibit or certificate furnished or to be furnished in connection with this Agreement by MPEG, or on its behalf, contains or will contain any untrue statement of material fact.

     2.16 Assets. MPEG has good and marketable title to all of its tangible properties and such tangible properties are not subject to any material liens or encumbrances.

     2.17 Material Contracts and Obligations. Attached hereto on Schedule 2 is a list of all agreements, contracts, indebtedness, liabilities and other obligations to which MPEG is a party or by which it is bound that are material to the conduct and operations of its business and properties, which provide for payments to or by the Company in excess of $10,000; or which involve transactions or proposed transactions between the Company and its officers and directors. Copies of such agreements and contracts and documentation evidencing such liabilities and other obligations have been made available for inspection by Copper and its counsel. All of such agreements and contracts are valid, binding and in full force and effect in all material respects, assuming due execution by the other parties to such agreements and contracts.

     2.18 Consents and Approvals. No consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority is required to be made or obtained by MPEG in connection with: (a) the execution and delivery by MPEG of this Agreement; (b) the performance by MPEG of its obligations under this Agreement; or (c) the consummation by MPEG of the transactions contemplated under this Agreement.

                                  ARTICLE 3

                   REPRESENTATIONS AND WARRANTIES OF COPPER

     Except as disclosed in Schedule 3 which is attached hereto and incorporated herein by reference, Copper represents and warrants to MPEG that:

     3.1 Organization. Copper is a corporation duly organized, valid existing, and in good standing under the laws of Colorado, has all necessary corporate powers to own properties and to carry on business, and it is not now conducting any business, except to the extent to which the effecting of the transaction contemplated by this Agreement constitutes doing business.

     3.2 Capitalization. The authorized capital stock of Copper consists of 100,000,000 shares of no par value Common Stock of which 2,000,000 shares of Common Stock are currently issued and outstanding, and 5,000,000 shares of Preferred Stock of which none are issued and outstanding. All of the issued and outstanding shares of Common Stock are duly authorized, validly issued, fully paid and nonassessable. There are no outstanding subscriptions, options, rights, warrants, convertible securities, or other agreements or commitments obligating Copper to issue or to transfer from treasury any additional shares of its capital stock of any class. Prior to the Closing, current shareholders of Copper will approve a 2.5 for 1 forward split which will increase the number of shares issued and outstanding to 5,000,000.

     3.3 Subsidiaries. Copper does not presently have any subsidiaries or own any interest in any other enterprise (whether or not such enterprise is a corporation).

     3.4 Directors and Officers. Schedule 3 contains the names and titles of all directors and officers of Copper as of the date of this Agreement.

     3.5 Financial Statements. Copper has delivered to MPEG its audited balance sheet and statements of operations and cash flows as of and for the period ended December 31, 1998, and its unaudited balance sheet and statements of operations for the three months ended March 31, 1999 (the "Financial Statements"). The Financial Statements are complete and correct in all material respects and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated. The Financial Statements accurately set out and describe the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein. The current liabilities of Copper are set forth on Schedule 2. As of the Closing, the total liabilities of Copper shall be zero.

     3.6 Absence of Changes. Since March 31, 1999, except for changes in the ordinary course of business which have not in the aggregate been materially adverse, to the best of Copper's knowledge, Copper has not experienced or suffered any material adverse change in its condition (financial or otherwise), results of operations, properties, business or prospects or waived or surrendered any claim or right of material value.

     3.7 Absence of Undisclosed Liabilities. To the best of Copper's knowledge, neither Copper nor any of its properties or assets are subject to any liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise and whether due or to become due, that are not reflected in the financial statements presented to MPEG.

     3.8 Tax Returns. Within the times and in the manner prescribed by law, Copper has filed all federal, state and local tax returns required by law and has paid all taxes, assessments and penalties due and payable.

     3.9 Investigation of Financial Condition. Without in any manner reducing or otherwise mitigating the representations contained herein, MPEG shall have the opportunity to meet with Copper's accountants and attorneys to discuss the financial condition of Copper. Copper shall make available to MPEG all books and records of Copper.

     3.10 Trade Names and Rights. Copper does not use any trademark, service mark, trade name, or copyright in its business, or own any trademarks, trademark registrations or applications, trade names, service marks, copyrights, copyright registrations or applications.

     3.11 Compliance with Laws. To the best of Copper's knowledge, Copper has complied with, and is not in violation of, applicable federal, state or local statutes, laws and regulations (including, without limitation, any applicable building, zoning, or other law, ordinance, or regulation) affecting its properties or the operation of its business.

     3.12 Litigation. Copper is not a party to any suit, action, arbitration, or legal, administrative, or other proceeding, or governmental investigation pending or, to the best knowledge of Copper, threatened against or affecting Copper or its business, assets, or financial condition. Copper is not in default with respect to any order, writ, injunction, or decree of any federal, state, local, or foreign court, department agency, or instrumentality. Copper is not engaged in any legal action to recover moneys due to it.

     3.13 No Prior or Pending Investigation. Copper is not aware of any prior or pending investigations or legal proceedings by the SEC, any state securities regulatory agency, or any other governmental agency regarding Copper.

     3.14 Authority. Copper has full corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The Board of Directors of Copper has taken all action required to authorize the execution and delivery of this Agreement by or on behalf of Copper, the performance of the obligations of Copper under this Agreement and the consummation by Copper of the transactions contemplated under this Agreement. No other corporate proceedings on the part of Copper are necessary to authorize the execution and delivery of this Agreement by Copper in the performance of its obligations under this Agreement. This Agreement is, and when executed and delivered by Copper, will be a valid and binding agreement of Copper, enforceable against Copper in accordance with its terms, except as such enforceability may be limited by general principles of equity, bankruptcy, insolvency, moratorium and similar laws relating to creditors rights generally.

     3.15 Ability to Carry Out Obligations. Neither the execution and delivery of this Agreement, the performance by Copper of its obligations under this Agreement, nor the consummation of the transactions contemplated under this Agreement will, to the best of Copper's knowledge: (a) violate any provision of Copper's articles of incorporation or bylaws; (b) with or without the giving of notice or the passage of time, or both, violate, or be in conflict with, or constitute a default under, or cause or permit the termination or the acceleration of the maturity of, any debt, contract, agreement or obligation of Copper, or require the payment of any prepayment or other penalties; (c) require notice to, or the consent of, any party to any agreement or commitment, lease or license, to which Copper is bound; (d) result in the creation or imposition of any security interest, lien or other encumbrance upon any property or assets of Copper; or (e) violate any statute or law or any judgment, decree, order, regulation or rule of any court or governmental authority to which Copper is bound or subject.

     3.16 Validity of Copper Shares. The shares of Copper Common Stock to be delivered pursuant to this Agreement, when issued in accordance with the provisions of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable.

     3.17 Full Disclosure. None of the representations and warranties made by Copper herein, or in any exhibit, certificate or memorandum furnished or to be furnished by Copper, or on its behalf, contains or will contain any untrue statement of material fact, or omit any material fact the omission of which would be misleading.

     3.18  Assets.  Copper does not have any assets.

     3.19 Material Contracts and Obligations. Copper has no material contracts to which it is a party or by which it is bound.

     3.20 Consents and Approvals. No consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority is required to be made or obtained by Copper in connection with: (a) the execution and delivery by Copper of its obligations under this Agreement;
(b) the performance by Copper of its obligations under this Agreement; or (c) the consummation by Copper of the transactions contemplated by this Agreement.

     3.21 Real Property. Copper does not own, use or claim any interest in any real property, including without limitation any license, leasehold or any similar interest in real property.

                                  ARTICLE 4

                REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS

     4.1 Share Ownership. Shareholders hold 100% of the issued and outstanding shares of MPEG common stock. Such shares are owned of record and beneficially by Shareholders, and such shares are not subject to any lien, encumbrance or pledge, but they are restricted securities as defined in Rule 144 of the Securities Act of 1933. Shareholders have the full and requisite authority to exchange such shares pursuant to this Agreement.

     4.2 Investment Intent. Shareholders understand and acknowledge that the shares of Copper Common Stock (the "Copper Shares") are being offered for exchange in reliance upon the exemption provided in Section 4(2) of the Securities Act of 1933 (the "Securities Act") for non-public offerings; and Shareholders make the following representations and warranties with the intent that the same may be relied upon in determining the suitability of Shareholders as purchasers of securities.

          (a) The Copper Shares are being acquired solely for the account of Shareholders, for investment purposes only, and not with a view to, or for sale in connection with, any distribution thereof and with no intention of distributing or reselling any part of the Copper Shares.

          (b) Shareholders agree not to dispose of their Copper Shares or any portion thereof unless and until counsel for Copper shall have determined that the intended disposition is permissible and does not violate the Securities Act or any applicable state securities laws, or the rules and regulations thereunder.

          (c) Shareholders acknowledge that Copper has made all documentation pertaining to all aspects of the Exchange Offer available to them, and has offered such persons an opportunity to discuss the Exchange Offer with the officers of Copper.

          (d) Shareholders have relied solely upon independent investigations made by Shareholders.

          (e) Shareholders are knowledgeable and experienced in making and evaluating investments of this nature and desires to accept the Exchange Offer on the terms and conditions set forth.

          (f) Shareholders are able to bear the economic risk of an investment, as a result of the Exchange Offer, in the Copper Shares.

     4.3 Indemnification. Shareholders recognize that the offer of the Copper shares to them are based upon their representations and warranties set forth and contained herein and hereby agree to indemnify and hold harmless Copper against all liability, costs or expenses (including reasonable attorney's fees) arising as a result of any misrepresentations made herein by Shareholders.

     4.4 Legend. Shareholders agree and acknowledge that the certificates evidencing the Copper Shares acquired pursuant to this Agreement will have a legend placed thereon stating that the securities have not been registered under the Act or any state securities laws and setting forth or referred to the restrictions on transferability and sales of the Shares.

                                   ARTICLE 5

                                   COVENANTS

     5.1 Investigative Rights. From the date of this Agreement until the Closing Date, each party shall provide to the other party, and such other party's counsels, accountants, auditors, and other authorized representatives, full access during normal business hours and upon reasonable advance written notice to all of each party's properties, books, contracts, commitments, and records for the purpose of examining the same. Each party shall furnish the other party with all information concerning each party's affairs as the other party may reasonably request. If the transaction contemplated hereby is not completed, all documents received by each party and/or its attorneys and accountants, auditors or other authorized representatives shall be returned to the other party who provided same upon request. The parties hereto, their directors, employees, agents and representatives shall not disclose any of the information described above unless such information is already disclosed to the public, without the prior written consent of the party to which the confidential information pertains. Each party shall take such steps as are necessary to prevent disclosure of such information to unauthorized third parties.

     5.2 Conduct of Business. Prior to the Closing, Copper and MPEG shall each conduct its business in the normal course, and shall not sell, pledge, or assign any assets, without the prior written approval of the other party, except in the regular course of business. Neither Copper nor MPEG shall amend its Articles of Incorporation or Bylaws, declare dividends, redeem or sell stock or other securities, incur additional or newly-funded liabilities, acquire or dispose of fixed assets, change employment terms, enter into any material or long-term contract, guarantee obligations of any third party, settle or discharge any balance sheet receivable for less than its stated amount, pay more on any liability than its stated amount, or enter into any other transaction other than in the regular course of business except as otherwise contemplated herein.

                                   ARTICLE 6

                CONDITIONS PRECEDENT TO COPPER'S PERFORMANCE

     6.1 Conditions. The obligations of Copper hereunder shall be subject to the satisfaction, at or before the Closing, of all the conditions set forth in this Article 6. Copper may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by Copper of any other condition of or any of Copper's other rights or remedies, at law or in equity, if MPEG shall be in default of any of their representations, warranties, or covenants under this Agreement.

     6.2 Accuracy of Representations. Except as otherwise permitted by this Agreement, all representations and warranties by MPEG in this Agreement or in any written statement that shall be delivered to Copper by MPEG under this Agreement shall be true and accurate on and as of the Closing Date as though made at that time.

     6.3 Performance. MPEG shall have performed, satisfied, and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it, on or before the Closing Date.

     6.4 Absence of Litigation. No action, suit, or proceeding before any court or any governmental body or authority, pertaining to the transaction contemplated by this Agreement or to its consummation, shall have been instituted or threatened against MPEG on or before the Closing Date.

                                  ARTICLE 7

                   CONDITIONS PRECEDENT TO MPEG'S PERFORMANCE

     7.1 Conditions. MPEG's obligations hereunder shall be subject to the satisfaction, at or before the Closing, of all the conditions set forth in this Article 7. MPEG may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by MPEG of any other condition of or any of MPEG's rights or remedies, at law or in equity, if Copper shall be in default of any of its representations, warranties, or covenants under this Agreement.

     7.2 Accuracy of Representations. Except as otherwise permitted by this Agreement, all representations and warranties by Copper in this Agreement or in any written statement that shall be delivered to MPEG by Copper under this Agreement shall be true and accurate on and as of the Closing Date as though made at that time.

     7.3 Performance. Copper shall have performed, satisfied, and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by them, on or before the Closing Date.

     7.4 Absence of Litigation. No action, suit or proceeding before any court or any governmental body or authority, pertaining to the transaction contemplated by this Agreement or to its consummation, shall have been instituted or threatened against Copper on or before the Closing Date.

     7.5 Directors of Copper. Effective on the Closing, Copper shall have fixed the size of its Board of Directors at three (3) persons, and such Board of Directors shall include Kunimitsu Misawa, Joseph S. Muto, and Thomas McGrew.

     7.6 Officers of Copper. Effective on the Closing, Copper shall have elected the following new Officers of Copper:

          Kunimitsu Misawa - Chairman
          Thomas McGrew - President
          Bruce M. Tomiyama - CFO and Secretary

     7.7 Name Change. Just prior to Closing, Copper shall change its name to MPEG Super Site, Inc.

     7.8 Forward Split. Just prior to Closing, Copper shall complete a 2.5 for 1 forward stock split.

                                  ARTICLE 8

                                   CLOSING

     8.1 Closing. The Closing of this transaction shall be held at the offices of Krys Boyle Freedman & Sawyer, P.C., 600 Seventeenth Street, Suite

2700 South Tower, Denver, Colorado 80202, or such other place as shall be mutually agreed upon, on such date as shall be mutually agreed upon by the parties. At the Closing:

          (a) Shareholders shall deliver duly endorsed certificates representing their shares of MPEG being exchanged for shares of Copper.

          (b) Shareholders shall receive a certificate or certificates representing the number of shares of Copper Common Stock for which the shares of MPEG common stock shall have been exchanged.

          (c) Copper shall deliver a signed Consent and/or Minutes of the Directors of Copper approving this Agreement and each matter to be approved by the Directors of Copper under this Agreement.

          (d) MPEG shall deliver a signed Consent or Minutes of the Directors of MPEG approving this Agreement and each matter to be approved by the Directors of MPEG under this Agreement.

                                  ARTICLE 9

                                 MISCELLANEOUS

     9.1 Captions and Headings. The Article and paragraph headings throughout this Agreement are for convenience and reference only, and shall in no way be deemed to define, limit, or add to the meaning of any provision of this Agreement.

     9.2 No Oral Change. This Agreement and any provision hereof, may not be waived, changed, modified, or discharged orally, but it can be changed by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, or discharge is sought.

     9.3 Non-Waiver. Except as otherwise expressly provided herein, no waiver of any covenant, condition, or provision of this Agreement shall be deemed to have been made unless expressly in writing and signed by the party against whom such waiver is charged; and (i) the failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants, or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants, or conditions, (ii) the acceptance of performance of anything required by this Agreement to be performed with knowledge of the breach or failure of a covenant, condition, or provision hereof shall not be deemed a waiver of such breach or failure, and (iii) no waiver by any party of one breach by another party shall be construed as a waiver with respect to any other or subsequent breach.

     9.4 Time of Essence. Time is of the essence of this Agreement and of each and every provision hereof.

     9.5 Entire Agreement. This Agreement contains the entire Agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings.

     9.6 Choice of Law. This Agreement and its application shall be governed by the laws of the State of Colorado, except to the extent its conflict of laws provisions would apply the laws of another jurisdiction.

     9.7 Notices. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed as follows:

     Copper:

          Copper Capital Corp.
          5770 South Beech Court
          Greenwood Village, Colorado  80121

     with a copy to:

          Jon D. Sawyer, Esq.
          Krys Boyle Freedman & Sawyer, P.C.
          600 Seventeenth Street, Suite 2700 South Tower
          Denver, Colorado 80202

     MPEG:

          MPEG Super Site, Inc.
          1358 5th Street
          Santa Monica, California  90401

     with a copy to:

          Randall J. Lanham, Esq.
          Lanham & Associates
          45 Glen Echo
          Dove Canyon, California  92679

     9.8 Binding Effect. This Agreement shall inure to and be binding upon the heirs, executors, personal representatives, successors and assigns of each of the parties to this Agreement.

     9.9 Mutual Cooperation. The parties hereto shall cooperate with each other to achieve the purpose of this Agreement, and shall execute such other and further documents and take such other and further actions as may be necessary or convenient to effect the transaction described herein.

     9.10 Brokers. The parties hereto represent and agree that no broker has brought about the aforementioned transaction and no finder's fee has been paid or is payable by any party. Each of the parties hereto shall indemnify and hold the other harmless against any and all claims, losses, liabilities or expenses which may be asserted against it as a result of its dealings, arrangements or agreements with any broker or person, except as described in this paragraph.

     9.11 Announcements. Copper and MPEG will consult and cooperate with each other as to the timing and content of any announcements of the transactions contemplated hereby to the general public or to employees, customers or suppliers.

     9.12 Expenses. Copper and MPEG will pay their own legal, accounting and any other out-of-pocket expenses reasonably incurred in connection with this transaction, whether or not the transaction contemplated hereby is consummated.

     9.13 Exhibits. As of the execution hereof, the parties hereto have provided each other with the Exhibits provided for hereinabove, including any items referenced therein or required to be attached thereto. Any material changes to the Exhibits shall be immediately disclosed to the other party.

     AGREED TO AND ACCEPTED as of the date first above written.

COPPER CAPITAL CORP.                  MPEG SUPER SITE, INC.


By:/s/ Joseph J. Peirce               By:/s/ Thomas R. McGrew
   Joseph J. Peirce, President           Thomas R. McGrew, President

                              SHAREHOLDERS:


                              /s/ Kunimitsu Misawa
                              Kunimitsu Misawa


                              /s/ Joseph S. Muto
                              Joseph S. Muto


                              /s/ Kristen Welles-Lanham
                              Kristen Welles-Lanham


                              /s/ Thomas McGrew
                              Thomas McGrew


                              /s/ Bruce M. Tomiyama
                              Bruce M. Tomiyama


                              /s/ Frederic M. Meyer
                              Frederic M. Meyer

                                  SCHEDULE 1


                          Stock Ownership of MPEG and
                    Shares of Copper to be Exchanged Therefor




                                                 Number
                                   Number       of Copper
            Name                  of Shares      Shares

     Kunimitsu Misawa             3,590,000     3,590,000
     Joseph S. Muto               1,500,000     1,500,000
     Kristen Welles-Lanham        1,500,000     1,500,000
     Thomas McGrew                  250,000       250,000
     Bruce M. Tomiyama               80,000        80,000
     Frederic M. Meyer               80,000        80,000
                                  ---------     ---------
             Total                7,000,000     7,000,000

                                  SCHEDULE 2

                             MPEG SUPER SITE, INC.
                                   ("MPEG")


2.4     Directors and Officers of MPEG:

          Kunimitsu Misawa       -     Chairman
          Joseph S. Muto         -     Director
          Thomas McGrew          -     President and Director
          Bruce M. Tomiyama      -     CFO and Secretary

2.17     Material Contracts of MPEG:

           Working agreement with MP3.Com, Inc.

           Joint Venture Agreement with Bainbridge Investments Limited.

                                  SCHEDULE 3

                             COPPER CAPITAL CORP.
                                  ("Copper")



3.2     Directors and Officers of Copper:

          Joseph J. Peirce     -     President and Director
          Timothy J. Brasel    -     Secretary, Treasurer and Director

3.19     Material Contracts of Copper

          None.